Exhibit 99.14
SPRINT NEXTEL CORPORATION
SPRINT HOLDCO, LLC
6200 Sprint Parkway
Overland Park, Kansas 66251
June 1, 2011
To the Persons Listed on Exhibit A Hereto
Re:	Notice and Election under Section 2.13(j) of the Equityholders’ Agreement
Ladies and Gentleman:
     Reference is made to the Equityholders’ Agreement (the “Equityholders’ Agreement”), dated as of November 28, 2008, by and among Clearwire Corporation (the “Company”), Sprint HoldCo, LLC (“Sprint HoldCo”), Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC and Sprint Nextel Corporation (“Sprint Nextel”), as amended by Amendment to Equityholders’ Agreement, dated as of December 8, 2010. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Equityholders’ Agreement.
     Sprint HoldCo hereby notifies you that, pursuant to Section 2.13(j) of the Equityholders’ Agreement and effective immediately, it surrenders (the “Surrender”) to the Company 77,413,434 shares of Class B Common Stock (the “Surrendered Shares”), without surrender or termination of the corresponding Units of such Surrendered Shares. In furtherance of the Surrender, enclosed with this letter is a stock certificate in the name of Sprint HoldCo representing 108,450,109 shares of Class B Common Stock (the “Surrendered Certificate”) and a related stock power. Sprint HoldCo directs that the Company issue a new stock certificate (the “New Stock Certificate”) in the name of Sprint HoldCo for 31,036,675 shares of Class B Common Stock (representing the difference between the number of shares of Class B Common Stock represented by the Surrendered Certificate and the number of Surrendered Shares) and issue cash payment to Sprint HoldCo for the aggregate Par Value of the Surrendered Shares (the “Consideration”). The New Stock Certificate and the Consideration may be sent to the attention of Monika Roth at King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. Notwithstanding the foregoing, the Surrender is effective immediately upon the delivery of this notice and election by Sprint HoldCo and Sprint Nextel and without any further action by Sprint HoldCo, Sprint Nextel, the Company or any other Equityholder.

     Sprint HoldCo and Sprint Nextel reserve all of their other rights under the Equityholders’ Agreement, including, without limitation, their rights pursuant to Sections 2.13(e) and 2.13(f) thereof.

Very truly yours, SPRINT NEXTEL CORPORATION
By:	/s/ Charles R. Wunsch
	Name:	Charles R. Wunsch
	Title:	General Counsel and Corporate Secretary

SPRINT HOLDCO, LLC
By:	/s/ Charles R. Wunsch
	Name:	Charles R. Wunsch
	Title:	President

Exhibit A
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Attention: Chief Executive Officer
Facsimile No.: (425) 216-7097
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Attention: General Counsel
Facsimile No.: (425) 216-7766
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
Attention: Joshua N. Korff
Facsimile No.: (212) 446-6460
Davis Wright Tremaine LLP
1201 Third Avenue, Suite 2200
Seattle, Washington 98101
Attention: Sarah English Tune
Facsimile No.: (206) 757-7161
King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention: Michael J. Egan
Facsimile No.: (404) 572-5100
Eagle River
2300 Carillon Point
Kirkland, WA 98033
Attention: Chief Executive Officer
Facsimile No: (425) 828-8061
Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention: Chief Financial Officer
Facsimile No.: (215) 286-1240

Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention: General Counsel
Facsimile No.: (215) 286-7794
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: David L. Caplan
Facsimile No.: (212) 450-3800
Google Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn: Corporate Securities — M&A
Facsimile No.: (650) 887-1790
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: David J. Segre
Facsimile No.: (650) 493-6811
Time Warner Cable Inc.
60 Columbus Circle
New York, NY 10023
Attn.: General Counsel
Facsimile No.: (704) 973-6201
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn: Matthew W. Abbott
         Robert B. Schumer
Facsimile No.: (212) 757-3990
c/o Bright House Networks, LLC
c/o Advance/Newhouse Partnership
5000 Campuswood Drive
East Syracuse, NY 13057
Attn: Leo Cloutier
Facsimile No.: (315) 438-4643
Sabin, Bermant & Gould LLP
Four Times Square
New York, NY 10036
Attn: Arthur J. Steinhauer, Esq.
Facsimile No.: (212) 381-7218

Intel Corporation
2200 Mission College Blvd., MS RN6-65
Santa Clara, California 95054-1549
Attention: President, Intel Capital
Facsimile No.: (408) 765-8871
Intel Corporation
2200 Mission College Blvd., MS RN6-59
Santa Clara, California 95054-1549
Attention: Intel Capital Portfolio Manager
Facsimile No.: (408) 653-6796
Intel Corporation
2200 Mission College Blvd., MS RN4-151
Santa Clara, California 95054-1549
Attention: Intel Capital Group General Counsel
Facsimile No.: (408) 653-9098
Intel Corporation
2200 Mission College Blvd., MS RN5-125
Santa Clara, California 95054-1549
Attention: Director, U.S. Tax and Trade
Facsimile No.: (408) 765-1733
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
Attention: Gregory T. Davidson
Facsimile No.: (650) 849-5050
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
Attention: Paul S. Issler
Facsimile No.: (213) 229-6763